UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION RE QUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12
SEGALL BRYANT & HAMILL TRUST
(Name of Registrant as Specified In Its Charter)
___________________________________
(Name of Person Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to whom transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

Segall Bryant & Hamill All Cap Fund	Segall Bryant & Hamill Select Equity ETF
Segall Bryant & Hamill Colorado Tax Free Fund	Segall Bryant & Hamill Small Cap Core Fund
Segall Bryant & Hamill Global All Cap Fund	Segall Bryant & Hamill Small Cap Growth Fund
Segall Bryant & Hamill Municipal Opportunities Fund	Segall Bryant & Hamill Small Cap Value Fund
Segall Bryant & Hamill Plus Bond Fund	Barrett Opportunity Fund
Segall Bryant & Hamill Quality High Yield Fund

SPECIAL MEETING OF SHAREHOLDERS ADJOURNED!

WE NEED YOUR PARTICIPATION!

Dear Valued Shareholder,

We have been trying to reach you regarding the Special Meeting of Shareholders of the above-mentioned Funds (the “Funds”). The Special Meeting was originally slated for May 30th, 2025, but has been adjourned until June 20th, 2025 due to a lack of shareholder participation. Our records indicate we have not yet received your vote; therefore, we are asking you to please take a moment now to submit your vote. Even if you were to simply cast an Abstain vote, which is neither For nor Against the proposal being voted on, it would be of great help to the Funds!

Shareholders are being asked to vote on a proposal to approve a new investment advisory agreement by and between Segall Bryant & Hamill, LLC (“SBH”) and Segall Bryant & Hamill Trust (the “Trust”), on behalf of the relevant Fund (the “New Advisory Agreement”).

The full proxy statement is available for your review here: www.OkapiVote.com/SBH

Because there is a great deal of information in the materials, the following key points are highlighted. Under the New Investment Advisory Agreement, there will be:

1.	No change to the investment adviser (SBH will remain the Funds’ investment adviser).
2.	No change to the investment advisory fees.
3.	No change in the way the Funds are managed.

Reasoning for the New Investment Advisory Agreement:

On November 24, 2024, the ultimate parent company of SBH, CI Financial Corp. (“CI Financial”), entered into an agreement with Accelerate Holdings Corp. (“Accelerate”), a company ultimately controlled by Mubadala Capital, whereby Accelerate will acquire CI Financial (the “Transaction”). Under the Investment Company Act of 1940 (the “1940 Act”), any transaction that results in a change of more than 25% of the voting interests of an investment adviser constitutes a “change in control” of the adviser, resulting in the automatic termination of the adviser’s current advisory agreement.

Pursuant to the 1940 Act, the Transaction will result in the automatic termination of the current investment advisory agreement between the Trust, on behalf of each Fund and SBH. Accordingly, shareholders of each Fund are being asked to approve the New Advisory Agreement so that SBH can continue to serve as the investment adviser to that Fund. Other than their effective and termination dates, there are no material differences between the current advisory agreement and the proposed new advisory agreement.

In order for your vote to be represented, we must receive your voting instructions. PLEASE SUBMIT YOUR VOTE TODAY USING THE URL AND CONTROL NUMBER PROVIDED IN YOUR EMAIL.

If you have any questions or need assistance voting your shares, please contact our proxy solicitation firm, Okapi Partners LLC, toll-free at (844) 343-2625 or by email at: SBH@okapipartners.com.

The Board of TRUSTEES UNANIMOUSLY recommends that shareholders vote “For” the Proposal